Exhibit 99.1

TPI Reports Record Third Quarter Fiscal Year 2011 Financial Results

May 16, 2011

CHENGDU, China, May 16, 2011 /PRNewswire-Asia-FirstCall/ -- Tianyin Pharmaceutical Co., Inc. (NYSE Amex: TPI), a pharmaceutical company that specializes in the patented biopharmaceutical, modernized traditional Chinese medicine, branded generics and other pharmaceuticals, announced the financial results for the third quarter of Fiscal Year 2011.

Third quarter fiscal year 2011 ending March 31, 2011 financial highlights

●	Revenue increased 56.3% year over year to $24.9 million from $15.9 million in third quarter fiscal year 2010;
●	Operating income increased 39.9% year over year to $5.0 million from $3.6 million in third quarter fiscal year 2010;
●	Net Income increased to $3.7 million, up 27.7% year over year from $2.9 million in third quarter fiscal year 2010;
●	Earnings per share of $0.13 per basic share, or $0.12 per diluted share, up from $0.11 per basic share, or $0.09 per diluted share a year earlier, a gain of 19.3% and 35.5%, respectively;
●	Cash and cash equivalents totaled $31.1 million on March 31, 2011 or $1.10 per basic share in cash;
●	Targeting 900 hospitals coverage by the end of fiscal year 2011 up from the current 880 hospitals network;
●	Forecasting $30 million JCM macrolide API revenue for the first year of operation.

Third quarter fiscal year 2011 ending March 31, 2011 Results

	3Q FY2011	3Q FY2010	YoY
Sales	$24.9 million	$15.9 million	+56.3%
Gross Profit	$10.8 million	$8.4 million	+28.6%
Operating Income	$5.0 million	$3.6 million	+39.9%
Net Income	$3.7 million	$2.9 million	+27.7%
EPS (Diluted)	$0.12	$0.09	+35.5%
Diluted Shares	29.8 million	31.6 million

Sales for the quarter ended March 31, 2011 was $24.9 million, up 56.3% as compared to $15.9 million for the quarter ended March 31, 2010. Although our generic pharmaceutical sales have been under pricing pressure since the beginning of the third quarter, the channel expansion, optimized production facility usage, and the continuous stream of Tianyin Medicine Trading (TMT) distribution revenue supported the quarterly sales growth.

With the current hospital coverage at 880 hospitals, increased from 850 hospitals from the beginning of fiscal year 2011, we are targeting to reach 900 hospitals by the end of fiscal year 2011 ending June 30, 2011.

Revenues from the top selling products are listed as follows,

●	Gingko Mihuan Oral Liquid (GMOL): $5.6 million, revenue driving prescription patented proprietary medicine for stroke treatment, nationally reimbursed;
●	Apu Shuangxin Benorylate Granules (APU): $1.8 million, flagship OTC product with proprietary granular formulation for inflammation and rheumatism;
●	Azithromycin Tablets (AZI): $0.98 million, branded Essential Drug Listed (EDL) highly effective broad spectrum antibiotics;
●	Xuellian Chongcao Oral Liquid (XLCC): $1.1 million, formulated proprietary TCM oral liquid for immunity and sexual function enhancement;
●	Qing Re Jie Du Oral Liquid (QR): $0.77 million, modernized TCM legacy product for viral infections such as H1N1 influenza.

These products totaled $10.2 million in sales, representing 41.2% of the quarterly revenue.

Cost of Sales for the quarter ended March 31, 2011 was $14.0 million or 56.2% of sales as compared to $7.5 million or 47.2% of the sales of the quarter ended March 31, 2010. Our cost of sales consists of the raw material cost, labor, depreciation and amortization of manufacturing equipment and facilities, and other overhead.

Gross Margin for the quarter ended March 31, 2011 was 43.6% as compared to 52.8% for the quarter ended March 31, 2010. The decrease in gross margins was attributable to the addition of TMT revenues, the distribution arm of TPI, whose gross margins average approximately 15%. In addition, the pricing pressure on our generic products also contributes to the gross margin reduction. During this quarter, our 56 product organic portfolio delivered approximately 51.4% gross margins, about 1.4% lower than the gross margin of 52.8% from a year earlier. Given the blend of the TMT lower margin distribution revenue and recent decline of the gross margins associated with our proprietary portfolio under the current pricing trend, we anticipate that our overall gross margin in the near term, on a quarter to quarter comparison basis, may trend lower, but on a sequential basis should stabilize and improve depending upon the revenue mix percentages of TMT revenue, upcoming JCM macrolide API revenue as compared to the proprietary portfolio's revenue performance.

Operating Expenses for the quarter ended March 31, 2011 were $5.8 million, compared with $4.8 million for the quarter ended March 31, 2010. Continuing sales payroll and marketing expenses are the main components of the operating expenses.

Net Income was $3.7 million for the quarter ended March 31, 2011, as compared to net income of $2.9 million for the quarter ended March 31, 2010, a net increase of $0.8 million or 27.6% year over year. Net profit margins for the quarter ended March 31, 2011 decreases to 14.9% from 18.3% for the quarter ended March 31, 2010 mainly attributable to 1) recent pricing pressure on the generic pharmaceutical business, 2) lower margin TMT distribution revenue, and 3) increase of income tax provision to 25% starting January 2011 from the previous 15% for Chengdu Tianyin at the expiration of the three year tax benefit for high tech enterprise. We expect the stabilization of the net profit margin at approximately 15% going forward under the current pharmaceutical sales market condition.

Diluted earnings per share for the three months ended March 31, 2011 were $0.12, up 35.5% from the earnings of $0.09 per diluted share for the three months ended March 31, 2010, based on 29.8 million and 31.6 million shares, respectively.

Balance Sheet and Cash Flow

As of March 31, 2011, we had working capital totaling $37.2 million, including cash and cash equivalents of $31.1 million or $1.10 per share in cash. Net cash generated from operating activities for the nine months ended March 31, 2011 was $12.3 million, compared with $11.5 million for the nine months ended March 31, 2010. We believe that TPI is adequately funded to meet all of the working capital and capital expenditure needs for fiscal year 2011.

Business Outlook

Jiangchuan Macrolide Project - JCM

Since the construction completion of JCM, we have entered into the equipment installation and GMP certification preparation phase of the JCM project. We forecast the first year JCM macrolide API revenue contribution to reach $30 million.

Tianyin Medicine Trading Distribution Business - TMT

Since the signing of one-year distribution rights in last November with Jiangsu Lianshui Pharmaceutical (“Lianshui”) to distribute 15 Lianshui-branded generic injection products including cough suppressant, antibiotics, and anti-inflammatory medicines, our TMT business continues to revenue contribution for TPI. The annual distribution revenue is estimated to be approximately $15 million.

Fiscal Year 2011 Financial Guidance

Due to the recent healthcare reform and the resulting pricing pressure on  generic pharmaceutical sales nationwide, since January 2011, our generic division which makes up approximately 40% of our total revenue is expected to experience sales reduction for the next few quarters. In addition, the longer than expected equipment installation and GMP certification preparation process following the newly issued SFDA GMP standards by the PRC government at the beginning of March 2011, are expected to reduce the previously forecast revenue of JCM macrolide facility. We therefore revise our fiscal year 2011 revenue guidance to $90.0 million representing 40.8% year over year growth, from the previously guided $113.0 million in total revenue.

Based on the revised revenue forecast of $90.0 million along with the new 25% income tax rate starting in January 2011 from the previous 15% for Chengdu Tianyin, we revise our net income forecast to $16 million, representing 32.9% year over year growth from previous $18 million. The forecasted net income excludes any non-cash expenses associated with stock compensation plans or stock option expenses.

Our analysis of the market condition suggests that although the pricing pressure on the generic division is likely to continue for the remainder of 2012 calendar year, the JCM along with TMT distribution business are expected to support the growth of TPI for the coming fiscal year.

Management will continue to evaluate the Company's business outlook and communicate any changes on a quarterly basis or as when appropriate.

Conference Call

Senior management will host the earnings conference call for the third quarter of fiscal year 2011 ending March 31, 2011 to be held at 9:00 a.m. ET on Tuesday, May 17, 2011.

Interested parties may access the call by dialing +1-877-941-1427 (U.S.), 1-480-629-9664 (International)

The conference ID is 4441371. It is advisable to dial in approximately 5 minutes prior to the start of the call.

A replay will be available by calling +1-877-870-5176 (U.S.), 1-858-384-5517 (International), from 05/17/2011 at 12:00 Noon ET till 05/31/2011 at 11:59 pm ET.

Replay Pin Number: 4441371

This call is being web cast by ViaVid Broadcasting and can be accessed at ViaVid's website at the following link: http://viavid.net/dce.aspx?sid=0000869E

About Tianyin Pharmaceutical

Tianyin Pharmaceutical Co., Inc. (TPI), headquartered at Chengdu, China, specializes in the development, manufacturing, marketing and sale of patented biopharmaceutical, modernized traditional Chinese medicines, branded generics and other pharmaceuticals. TPI currently manufactures and markets a comprehensive portfolio of 56 products, 23 of which are listed in the highly selective National Reimbursement List, 7 are included in the Essential Drug List of China. TPI's pipeline targets cardiovascular diseases, women's health, immune system and respiratory disorders. TPI has an extensive nationwide distribution network with 730 sales representatives out of totaled 1,365 employees. For more information about Tianyin, please visit http://www.tianyinpharma.com.

Safe Harbor Statement

The Statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future financial results, additional financing requirements, development of new products, government approval processes, the impact of competitive products or pricing, technological changes, the effect of economic conditions and other uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

For more information, please contact:

Investors Contact:

James Jiayuan Tong M.D. Ph.D.
Chief Financial Officer, Chief Business & Development Officer
Director
Tianyin Pharmaceutical Co., Inc.
Web: http://www.tianyinpharma.com
Email: Dr.Tong@tianyinpharma.com
Tel: +86-28-8551-6696 (Chengdu, China)
+1-949-350-6999 (U.S.)
+86-134 36 550011 (China)

Address:
23rd Floor Unionsun Yangkuo Plaza
No. 2, Block 3, South Renmin Road
Chengdu, 610041
China

TIANYIN PHARMACEUTICAL CO., INC. Consolidated Balance Sheets
	March 31,	June 30,
	2011	2010
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$31,066,927	$27,009,066
Accounts receivable, net of allowance for doubtful accounts of $436,515 and $421,079 as of March 31, 2011 and June 30, 2010, respectively	9,742,186	8,185,240
Inventory	5,431,746	3,588,824
Advance payments	397,020	382,980
Loans receivable	-	294,600
Other current assets	31,831	77,283
Total current assets	46,669,710	39,537,993

Property and equipment, net	25,596,835	14,968,822

Intangibles, net	15,295,417	15,232,286

Total assets	$87,561,962	$69,739,101

Liabilities
Current liabilities:
Accounts payable and accrued expenses	$1,556,489	$1,715,781
Accounts payable – construction related	2,389,461	2,248,849
Short-term bank loans	2,748,600	1,473,000
VAT taxes payable	746,997	658,312
Income taxes payable	1,333,674	861,614
Other taxes payable	159,356	19,564
Dividends payable	34,661	72,995
Other current liabilities	537,834	429,135
Total current liabilities	9,507,072	7,479,250

Total liabilities	9,507,072	7,479,250

Equity
Stockholders' equity:
Common stock, $0.001 par value, 50,000,000 shares authorized, 29,396,276 and 27,371,526 shares issued and outstanding at March 31, 2011 and June 30, 2010, respectively	29,396	27,326
Series A convertible preferred stock, $0.001 par value -0- and 1,360,250 shares issued and outstanding at March 31, 2011 and June 30, 2010, Respectively	-	1,360
Additional paid-in capital	31,536,139	29,623,396
Statutory reserve	3,732,883	3,732,883
Treasury stock	(111,587)	(111,587)
Retained earnings	37,339,441	25,687,770
Accumulated other comprehensive income	5,096,149	2,845,076
Total stockholders' equity	77,622,421	61,806,224

Noncontrolling interest	432,469	453,627

Total equity	78,054,890	62,259,851

Total liabilities and equity	$87,561,962	$69,739,101

TIANYIN PHARMACEUTICAL CO., INC. Consolidated Statements of Operations (Unaudited)
	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2011	2010	2011	2010

Sales	$24,880,980	$15,917,771	$72,165,647	$44,259,352

Cost of sales	14,044,670	7,493,230	39,183,982	21,019,960
Gross profit	10,836,310	8,424,541	32,981,665	23,239,392

Operating expenses:
Selling, general and administrative	5,517,647	4,607,897	17,252,309	13,135,398
Research and development	286,020	218,515	802,696	608,385
Total operating expenses	5,803,667	4,826,412	18,055,005	13,743,783

Income from operations	5,032,643	3,598,129	14,926,660	9,495,609

Other income (expenses):
Interest income	33,083	15,068	90,681	34,436
Interest expense	(29,791)	(18,913)	(72,599)	(58,276)
Other income (expenses)	-	-	-	(39,510)
Total other Income (Expenses)	3,292	(3,845)	18,082	(63,350)

Income before provision for income tax	5,035,935	3,594,284	14,944,742	9,432,259

Provision for income tax	1,323,665	686,161	3,171,172	1,767,852

Net income	3,712,270	2,908,123	11,773,570	7,664,407

Less: Net income (loss) attributable to noncontrolling interest	(4,492)	(1,357)	(21,121)	(2,397)

Net income attributable to Tianyin Pharmaceutical Co., Inc.	3,716,762	2,909,480	11,794,691	7,666,804

Basic earnings per share	$0.13	$0.11	$0.42	$0.31
Diluted earnings per share	$0.12	$0.09	$0.39	$0.26

Weighted average number of common shares outstanding
Basic	28,218,732	26,363,749	28,031,064	23,650,332
Diluted	29,822,596	31,631,330	30,062,270	29,931,923

TIANYIN PHARMACEUTICAL CO., INC.
Consolidated Statements of Comprehensive Income
(Unaudited)
	For the Three Months Ended March 31,		For the Nine Months Ended March 31,

	2011	2010	2011	2010

Net income	$3,712,270	$2,908,123	$11,773,570	$7,664,407

Other comprehensive income
Foreign currency translation adjustment	484,258	(155)	2,251,109	46,808

Total other comprehensive income	484,258	(155)	2,251,109	46,808

Comprehensive income	4,196,528	2,907,968	14,024,679	7,711,215

Comprehensive income attributable to the noncontrolling interest	(103)	-	(37)	(179)

Comprehensive income attributable to Tianyin Pharmaceutical Co., Inc.	$4,196,425	$2,907,968	$14,024,642	$7,711,036

TIANYIN PHARMACEUTICAL CO., INC. Consolidated Statements of Cash Flows (Unaudited)
	For the Nine Months Ended
	March 31,
	2011	2010
Cash flows from operating activities:
Net Income	$11,773,570	$7,664,407
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	893,896	678,372
Bad debt expense	-	96,734
Share-based payments	1,913,453	1,274,516
Loss on disposal of fixed assets	-	39,510
Changes in assets and liabilities:
Accounts receivable	(1,235,887)	(2,725,110)
Inventory	(1,682,777)	190,744
Other current assets	46,400	457,487
Accounts payable and accrued expenses	(267,848)	437,483
Accounts payable – construction related	280,295	2,887,122
VAT taxes payable	36,038	87,300
Income taxes payable	433,118	195,177
Other taxes payable	164,187	5,175
Dividends payable	(18,138)	-
Other current liabilities	(131,682)	195,931
Total adjustments	431,055	3,820,441

Net cash provided by operating activities	12,204,625	11,484,848

Cash flows from investing activities:
Additions to property and equipment	(10,317,824)	(5,338,740)
Additions to intangible assets – approved drugs	-	(2,742,168)
Loans receivable	300,300	(293,280)

Net cash used in investing activities	(10,017,524)	(8,374,188)

Cash flows from financing activities:
Proceeds from bank loans	1,201,200	65,988
Additional paid-in capital	-	8,864,825
Contribution from minority shareholders	-	439,920
Dividends paid	(54,857)	(1,577,068)

Net cash provided by financing activities	1,146,343	7,793,665

Effect of foreign currency translation on cash	724,417	2,852

Net increase in cash and cash equivalents	4,057,861	10,907,177

Cash and cash equivalents – beginning	27,009,066	12,352,223

Cash and cash equivalents – ending	$31,066,927	$23,259,400

Supplemental schedule of non cash activities
Advance payments exchanged for intangible assets – drug	$-	$807,986

SOURCE Tianyin Pharmaceutical Co., Inc.